UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 28, 2008
Hubbell Incorporated
(Exact name of registrant as specified in its charter)

Connecticut	1-2958	06-0397030

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

584 Derby Milford Road, Orange, Connecticut	06477

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 203 799 4100
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     On May 28, 2008, Hubbell Incorporated (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with the several underwriters named therein, for whom J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated have acted as the representatives, for the issuance and sale by the Company of $300,000,000 aggregate principal amount of its 5.95% Senior Notes due 2018 (the “Notes”). A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.
     Pursuant to the Underwriting Agreement, on June 2, 2008, the Company issued and sold $300,000,000 aggregate principal amount of the Notes. The offering of the Notes was registered under an effective Registration Statement on Form S-3 (Registration No. 333-151206). The Notes were issued pursuant to an indenture, dated as of September 15, 1995 (the “Base Indenture”), between the Company and The Bank of New York Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A., The Chase Manhattan Bank and Chemical Bank), as trustee (the “Trustee”), as supplemented by a first supplemental indenture, dated as of June 2, 2008 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee. A copy of the Base Indenture is set forth in Exhibit 4a of the Company’s Registration Statement on Form S-4 (No. 333-90754), filed on June 18, 2002, and is incorporated herein by reference. A copy of the Supplemental Indenture (including forms of the Notes) is attached hereto as Exhibit 4.2 and is incorporated herein by reference. The descriptions of the Indenture and the Notes in this report are summaries and are qualified in their entirety by the terms of the Indenture and the Notes, respectively.
     The net proceeds from the offering of approximately $295.3 million, after deducting the underwriting discount and estimated offering expenses of approximately $500,000 payable by the Company, are being used to repay approximately $260 million of the Company’s outstanding commercial paper borrowings and the remainder for general corporate purposes, which may include acquisitions, distributions to the Company’s shareholders and repurchases of the Company’s securities.
     The Notes will bear interest at a rate of 5.95% per annum, which shall be payable semi-annually in arrears on each June 1 and December 1, beginning December 1, 2008. The Notes will mature on June 1, 2018.
     The Company may redeem all or part of the Notes at any time prior to maturity at the redemption prices set forth in the Supplemental Indenture.
     In the event of a change in control triggering event (as defined in the Supplemental Indenture), the holders of the Notes may require the Company to purchase for cash all or a portion of their Notes at a purchase price equal to 101% of the principal amount of Notes, plus accrued and unpaid interest, if any.
     The Notes will rank (i) equal in right of payment to all of the Company’s other existing and future senior unsecured indebtedness (including, without limitation, indebtedness under the Company’s revolving credit facility and the Company’s 6.375% senior notes due 2012), (ii) senior in right of payment to all of the Company’s existing and future subordinated indebtedness and (iii) effectively subordinated in right of payment to all of the Company’s subsidiaries’ obligations (including secured and unsecured obligations) and subordinated in right of payment to the Companies secured obligations to the extent of the assets securing such obligations.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The disclosures set forth in Item 1.01 pertaining to the Notes are hereby incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Document Description
1.1	Underwriting Agreement, dated May 28, 2008, by and among the Company and J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated, as representatives of the several underwriters named therein.

4.1	Indenture, dated as of September 15, 1995, between the Company and The Bank of New York Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A., The Chase Manhattan Bank and Chemical Bank), as trustee (Exhibit 4a of the Company’s registration statement on Form S-4, dated and filed on June 18, 2002, is incorporated herein by reference).

4.2	First Supplemental Indenture, dated as of June 2, 2008, between the Company and The Bank of New York Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A., The Chase Manhattan Bank and Chemical Bank), as trustee, including the form of the Company’s 5.95% Senior Notes due 2018.

5.1	Opinion of Latham & Watkins LLP, dated June 2, 2008.

5.2	Opinion of Day Pitney LLP, dated June 2, 2008.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2	Consent of Day Pitney LLP (included in Exhibit 5.2).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hubbell Incorporated
June 2, 2008	By:	/s/ Darrin S. Wegman
		Name:	Darrin S. Wegman
		Title:	Vice President, Controller

EXHIBIT INDEX

Exhibit No.	Document Description
1.1	Underwriting Agreement, dated May 28, 2008, by and among the Company and J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated, as representatives of the several underwriters named therein.

4.1	Indenture, dated as of September 15, 1995, between the Company and The Bank of New York Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A., The Chase Manhattan Bank and Chemical Bank), as trustee (Exhibit 4a of the Company’s registration statement on Form S-4, dated and filed on June 18, 2002, is incorporated herein by reference).

4.2	First Supplemental Indenture, dated as of June 2, 2008, between the Company and The Bank of New York Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A., The Chase Manhattan Bank and Chemical Bank), as trustee, including the form of the Company’s 5.95% Senior Notes due 2018.

5.1	Opinion of Latham & Watkins LLP, dated June 2, 2008.

5.2	Opinion of Day Pitney LLP, dated June 2, 2008.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2	Consent of Day Pitney LLP (included in Exhibit 5.2).